(h)(7)(i)

AMENDED EXHIBIT A

(Dated: August 3, 2009)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

Brokerage Cash Reserves

ING Alternative Beta Fund

ING Balanced Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Growth and Income Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING Tactical Asset Allocation Fund

ING U.S. Government Money Market Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING BlackRock Science and Technology Opportunities Portfolio

ING Dow Jones Euro STOXX 50® Index Portfolio

ING FTSE 100 Index Portfolio

ING Global Equity Option Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan Equity Index Portfolio

ING Morningstar® U.S. GrowthSM Index Portfolio

ING Nasdaq 100 Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Portfolio

ING Russell™ Global Large Cap Index 75% Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING U.S. Government Money Market Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Balanced Portfolio, Inc.

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio